   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2002

                                                      REGISTRATION NO. 333-61386
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                                   ---------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                ADVANSTAR, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           7389                          94-3243499
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                                 --------------

                         545 BOYLSTON STREET, 9TH FLOOR
                                BOSTON, MA 02116
                                 (617) 267-6500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DAVID W. MONTGOMERY
          VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER & SECRETARY
                         ADVANSTAR COMMUNICATIONS INC.
                             131 WEST FIRST STREET
                                DULUTH, MN 55802
                                 (218) 723-9200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   COPIES TO:

                          RICHARD TRUESDELL, JR., ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

                                 --------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    No form of prospectus is filed with this Post-effective Amendment No. 3 to the registration statement. This amendment is being filed solely to add certain exhibits (all of which have been previously filed) to the exhibit list included in Part II hereof.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby.

ITEM                                                           AMOUNT
----                                                          ---------
SEC Registration Fee........................................  $ 22,755
Printing and Engraving Costs................................   125,000
Trustee Fees................................................     2,500
Legal Fees and Expenses.....................................    65,000
Accounting Fees and Expenses................................    31,000
Miscellaneous...............................................     6,500
                                                              --------
    Total...................................................   252,755
                                                              ========

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article V, Section 1 of the Company's Bylaws provides for indemnification by the Registrant of its directors, officers and employees in all such circumstances to the extent authorized by the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for such limitation of liability.

    In addition, the Company has a directors and officers liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceeding the filing of this registration statement, the Company has issued the following securities (after giving effect to a two-for-one stock split effected on April 21, 1999 in the form of a stock dividend) that were not registered under the Act.

    Prior to the Company's acquisition by Advanstar Holdings, Inc. on October 10, 2000, the Company had issued options to purchase an aggregate of 960,324 shares of the Company's common stock under the 1996 Stock Option Plan. The Company has not issued any shares upon exercise of such options. All outstanding options were cancelled in connection with the acquisition.

    No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of options to purchase common stock, Rule 701 of the Act.

    On October 10, 2000, the Company issued units consisting of its 15% senior discount notes due 2011 to DLJ Investment Partners II, L.P. and related funds for an aggregate consideration of $50.0 million. No underwriters were involved and the sale was made in reliance upon Section 4(2). On February 21, 2001, the Company sold additional units for aggregate consideration of $35.0 million to Credit Suisse First Boston Corporation, as initial purchaser in a transaction exempt from registration pursuant to Section 4(2) under the Securities Act. Discounts and commissions totaled $1.0 million. The units were immediately resold by the initial purchaser in transactions not involving a public offering. At the same time, the Company exchanged the notes sold in October for new notes. The exchange was consummated pursuant to Sections 3(a)(9) and 4(2) under the Securities Act.

    On February 21, 2001 a subsidiary of the Company sold $160,000,000 in aggregate principle amount of its 12% Senior Subordinated Notes due 2011 to Credit Suisse First Boston Corporation, Fleet Securities, Inc., Barclays
Capital Inc., BMO Nesbitt Burns Inc. and Dresdner Kleinwort Benson North America LLC (the "initial purchasers") in a private placement in reliance on
Section 4(2) under the Securities Act. The notes were immediately resold by the initial purchasers in transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
 1.1                    Registration Rights Agreement dated as of February 21, 2001 between Advanstar, Inc. and Credit Suisse First Boston
                        Corporation, as Initial Purchaser*
 2.1                    Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)
 3.1                    Certificate of Incorporation of Advanstar, Inc. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
 3.1.1                  Certificate of Amendment of the Certificates of
                        Incorporation of Advanstar, Inc. (Previously filed as an
                        exhibit to the Company's Quarterly Report on Form 10-Q for
                        June 30, 1999 and incorporated by reference herein)
 3.2                    By-Laws of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File
                        No. 333-57201) and incorporated by reference herein)
 4.1                    Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the
                        Trustee. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
 4.2                    Indenture dated as of February 21, 2001 between
                        Advanstar, Inc. and the Trustee*
 5.1                    Opinion of Davis Polk & Wardwell with respect to the notes*
 10.1                   Advanstar Holdings Corp. 2000 Management Plan Incentive
                        dated as of October 11, 2000. (Previously filed as an
                        exhibit to Advanstar Communications' Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
 10.2                   Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to
                        Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
 10.2.1                 First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.(Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
 10.2.2                 Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
 10.3                   Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the
                        lenders party thereto. (Previously filed as an exhibit to
                        Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)
 10.3.1                 First amendment to Credit Agreement dated as of March 22,
                        2002. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2001 and
                        incorporated by reference herein)
 10.4                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
 10.5                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
 10.5.1                 Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications' Annual Report on
                        Form 10-K for 2001 and incorporated by reference herein)
 10.6                   Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
 10.7                   Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
 10.8                   Employment Agreement dated June 20, 2001 between Advanstar,
                        Inc. and Joseph Loggia. (Previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)
 10.9                   Direct Investment Plan dated October 11, 2000. (Previously filed as an exhibit to the Advanstar Communications Inc.
                        Annual Report on Form 10-K for 2001 and incorporated by
                        reference herein)
 12.1                   Computation of Ratio of Earnings to Fixed Charges.*
 21.1                   Subsidiaries of Advanstar, Inc. (Previously filed as an
                        exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
 23.1                   Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
 23.2                   Consent of PricewaterhouseCoopers LLP *
 24.1                   Power of Attorney
 25.1                   Statement of Eligibility of Wells Fargo Bank Minnesota, N.A.
                        on Form T-1.*

--------------

*   Previously filed.

(B) FINANCIAL STATEMENT SCHEDULES

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS.

                                ADVANSTAR, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                     BALANCE AT    CHARGED TO   CHARGED TO                      BALANCE AT
                                    BEGINNING OF   COSTS AND      OTHER                           END OF
SUCCESSOR                              PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS(1)        PERIOD
---------                           ------------   ----------   ----------   -------------      ----------
                                                          ADDITIONS
                                                   -----------------------
Allowance for doubtful accounts
  Year ended December 31, 2001....    $725,000     $2,768,000          --     $2,523,000        $  970,000
  Period of October 12, 2000 to
    December 31, 2000.............    $     --     $  956,500          --     $  231,500        $  725,000

PREDECESSOR
  Period of January 1, 2000 to
    October 11, 2000..............    $709,000     $1,406,500          --     $1,412,500        $  703,000
  Year ended December 31, 1999....    $574,000     $1,878,000          --     $1,743,000        $  709,000

SUCCESSOR
Restructuring Reserve
  Year ended December 31, 2001....          --     $8,107,000          --     $1,517,000        $6,590,000

--------------

(1) Uncollectible accounts written off.

    All other financial schedule are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    (a) The undersigned hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Advanstar, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on December 11, 2002.

                                                       ADVANSTAR, INC.

                                                       By:  /s/ DAVID W. MONTGOMERY
                                                            -----------------------------------------
                                                            Name: David W. Montgomery
                                                            Title: VICE PRESIDENT--FINANCE,
                                                                 CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *
     -------------------------------------------       Chairman of the Board and    December 11, 2002
                  Robert L. Krakoff                      Chief Executive Officer

                                                       Vice President-Finance,
               /s/ DAVID W. MONTGOMERY                   Chief Financial Officer
     -------------------------------------------         Secretary and Principal    December 11, 2002
                 David W. Montgomery                     Accounting Officer

                          *
     -------------------------------------------       Director                     December 11, 2002
                    James M. Alic

                          *
     -------------------------------------------       Director                     December 11, 2002
                     OhSang Kwon

                          *
     -------------------------------------------       Director                     December 11, 2002
                   James A. Quella

                          *
     -------------------------------------------       Director                     December 11, 2002
                  David M. Wittels

                          *
     -------------------------------------------       Director                     December 11, 2002
                   Douglas B. Fox

*By:                 /s/ DAVID W. MONTGOMERY
             --------------------------------------
                        Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
        1.1             Registration Rights Agreement dated as of February 21, 2001 between Advanstar, Inc. and Credit Suisse First Boston
                        Corporation, as Initial Purchaser*
        2.1             Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)
        3.1             Certificate of Incorporation of Advanstar, Inc. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
        3.1.1           Certificate of Amendment of the Certificates of
                        Incorporation of Advanstar, Inc. (Previously filed as an
                        exhibit to the Company's Quarterly Report on Form 10-Q for
                        June 30, 1999 and incorporated by reference herein)
        3.2             By-Laws of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File
                        No. 333-57201) and incorporated by reference herein)
        4.1             Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the
                        Trustee. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
        4.2             Indenture dated as of February 21, 2001 between
                        Advanstar, Inc. and the Trustee*
        5.1             Opinion of Davis Polk & Wardwell with respect to the notes*
       10.1             Advanstar Holdings Corp. 2000 Management Plan Incentive
                        dated as of October 11, 2000. (Previously filed as an
                        exhibit to Advanstar Communications' Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
       10.2             Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to
                        Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)
       10.2.1           First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.(Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
       10.2.2           Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
       10.3             Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the
                        lenders party thereto. (Previously filed as an exhibit to
                        Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)
       10.3.1           First amendment to Credit Agreement dated as of March 22,
                        2002. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2001 and
                        incorporated by reference herein)
       10.4             Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
       10.5             Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
       10.5.1           Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications' Annual Report on
                        Form 10-K for 2001 and incorporated by reference herein)

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
       10.6             Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
       10.7             Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
       10.8             Employment Agreement dated June 20, 2001 between Advanstar,
                        Inc. and Joseph Loggia. (Previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)
       10.9             Direct Investment Plan dated October 11, 2000. (Previously filed as an exhibit to the Advanstar Communications Inc.
                        Annual Report on Form 10-K for 2001 and incorporated by
                        reference herein)
       12.1             Computation of Ratio of Earnings to Fixed Charges.*
       21.1             Subsidiaries of Advanstar, Inc. (Previously filed as an
                        exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
       23.1             Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
       23.2             Consent of PricewaterhouseCoopers LLP *
       24.1             Power of Attorney (included on signature page of the
                        Registration Statement filed April 20, 2001)
       25.1             Statement of Eligibility of Wells Fargo Bank Minnesota, N.A.
                        on Form T-1.*

--------------

*   Previously filed.